EXHIBIT 10.3

WAIVER, CONSENT AND FIRST AMENDMENT TO THE

SHAREHOLDERS RIGHTS AGREEMENT

This Waiver, Consent and First Amendment (this “Amendment”) to the Rights Agreement (as defined below), is made as of December 7, 2009 (the “Effective Date”) by OCM GW Holdings, LLC, a Delaware limited liability company (“OCM GW”), and acknowledged and agreed to by Crimson Exploration Inc. (successor to GulfWest Energy, Inc.), a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Rights Agreement.

WHEREAS, OCM GW and the Company entered into that certain Shareholders Rights Agreement (the “Rights Agreement”), dated as of February 28, 2005, in connection with the purchase and sale of shares of the Company’s Series G convertible preferred stock, par value $0.01 per share (the “Series G Preferred Stock”);

WHEREAS, the Board of Directors of the Company have deemed it in the best interest of the Company and its stockholders to effect an underwritten registered offering (the “Proposed Offering”) of shares of its common stock, par value $0.001 per share (the “Common Stock”);

WHEREAS, pursuant to Article II of the Rights Agreement OCM GW has been granted certain piggy-back registration rights, subject to certain conditions, in connection with a proposed registration of Common Stock, either for the Company’s own account or the account of a security holder of the Company exercising demand registration rights in certain circumstances;

WHEREAS, pursuant to Section 4.16 of the Rights Agreement, OCM GW must provide its prior written consent to the issuance or publication of any press release, advertisement or other public communication relating to OCM GW, its Affiliates and certain other matters;

WHEREAS, pursuant to Section 4.25 of the Rights Agreement, OCM GW is granted a right of first refusal with respect to any shares of or securities convertible into or exercisable for any shares of any class of the Company’s capital stock;

WHEREAS, in order to facilitate the Proposed Offering, OCM GW desires to amend the Rights Agreement and waive certain of its rights under, and provisions (including Article II, Section 4.16 and Section 4.25) of, the Rights Agreement, on its own behalf and with respect to any other actual or alleged beneficiary under the Rights Agreement;

WHEREAS, the Company issued a promissory note in an aggregate principal amount of $10,000,000 for the benefit of Wells Fargo Bank, National Association (“Wells Fargo”) (the “WF Promissory Note”), and in connection with the WF Promissory Note OCM GW escrowed $10,000,000 for the benefit of Wells Fargo, in consideration for which the Company issued a subordinated promissory note in an aggregate principal amount of $2,000,000 to OCM GW (together, with the WF Promissory Note, the “Promissory Notes”);

WHEREAS, OCM GW desires to waive compliance with the Rights Agreement to the extent the Promissory Notes and the transactions contemplated thereby require such waiver;

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WHEREAS,there are 80,500 shares of the Company’s Series G Preferred Stock outstanding;

WHEREAS, OCM GW currently holds 76,700 shares of the Series G Preferred Stock, and OCM GW constitutes a Holder Majority, Holder Preferred Majority, Rights Holder Majority and Substantial Holder Preferred Majority;

WHEREAS, provisions of the Rights Agreement may be amended or waived by a Holder Majority, Holder Preferred Majority, Rights Holder Majority and Substantial Holder Preferred Majority, as applicable; and

WHEREAS, none of the transferees of Series G Preferred Stock of OCM GW acquired sufficient shares of Series G Preferred Stock to succeed to the benefits and rights of the Rights Agreement as a Rights Holder or Substantial Holder thereunder.

NOW, THEREFORE, in consideration of the foregoing recitals and in accordance with the Rights Agreement, OCM GW and the Company hereby agree as follows:

ARTICLE I

AMENDMENT OF THE RIGHTS AGREEMENT

1.1.      The parties hereto agree that references to “Preferred Stock” and “Common Stock” in the definition of Registrable Securities and in the Rights Agreement refer to the Series G Preferred Stock and Common Stock as defined in this Amendment.

1.2.      Subject to and conditioned upon the closing of the Proposed Offering as contemplated by the Registration Statement (as defined below), Section 5.08 of the Rights Agreement shall be amended and restated in its entirety to read as follows:

“Section 5.08 Waiver, Amendment and Termination. Except as otherwise set forth in this Agreement, the provisions of this Agreement may be waived or amended by the agreement of a Holder Majority with (in the case of an amendment) the consent of the Company; provided, however, that no such amendment or waiver may affect any provision of this Agreement, including the second sentence of this Section 5.08, intended for the benefit of holders of a specified percentage or amount of securities hereunder, or which would otherwise affect the rights of such holders, unless such amendment or waiver is consented to by a Holder Preferred Majority, Rights Holder Majority or Substantial Holder Preferred Majority, as the case may be. Upon the conversion of all the Registrable Securities that are Preferred Stock into Common Stock this Agreement shall terminate except for Article I, Article II, the preamble to Article IV, Section 4.25, Section 4.26, Section 4.27, and Article V (except for Section 5.01), which in each case shall survive termination or expiration of this Agreement; provided, however, that (i) Section 4.25 shall terminate upon the last to occur of (a) conversion of all the Registrable Securities that are Preferred Stock into Common Stock and (b) five years from the date hereof and (ii) Section 4.26 shall terminate upon the first to occur of (a) the Merger and (b) the conversion of certain of the shares of Preferred Stock into New Preferred Stock in accordance with Section 4.26(d).”

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1.3.      The last sentence of Article V of the Rights Agreement shall be amended and restated in its entirety to read as follows:

“Notwithstanding anything in this Agreement to the contrary, the parties acknowledge that Purchaser may transfer shares of the Preferred Stock to certain individuals as contemplated by Section 3.01 of the Subscription Agreement and that certain Subscription Agreement, dated as of February 28, 2005, by and among OCM GW and the individuals set forth on the signature page thereto, provided that such individuals shall not be entitled to the benefits of Article II or any other provision of this Agreement, unless (i) Purchaser, in its sole and absolute discretion, agrees in writing to grant such individuals such rights and (ii) such individual agrees in writing to be bound hereby to the same extent as Purchaser, and in each case a copy thereof is provided to the Company, regardless of the number of shares received by such individuals. Each of the Company and Purchaser agree and acknowledge that the Company, on the one hand, has not received any such notice and that Purchaser, on the other, has not agreed in writing to grant such individuals such rights, and will not grant any such rights, in connection with the Proposed Offering and the Registration Statement (as such terms are defined in the Waiver, Consent and First Amendment to the Shareholders Rights Agreement, dated as of December 7, 2009).”

ARTICLE II

WAIVERS AND CONSENTS

2.1.       OCM GW hereby waives its registration rights with respect to the piggy-back registration provisions of Section 2.02 and the other provisions of Article II related thereto of the Rights Agreement in connection with or relating to the Proposed Offering and the Company’s Registration Statement on Form S-1 (Reg. No. 333-163277) initially filed on November 20, 2009 (as it may be amended from time to time, the “Registration Statement”).

2.2.       OCM GW hereby waives compliance with Section 4.21 of the Rights Agreement to the extent the Promissory Notes and the transactions contemplated thereby require such waiver.

2.3.       OCM GW hereby waives compliance with Section 4.25 of the Rights Agreement and any preemptive rights to acquire Company securities in connection with or arising from the Proposed Offering and the Registration Statement.

2.4.       OCM GW hereby waives compliance with Section 4.16 of the Rights Agreement in connection with or relating to the Proposed Offering and the Registration Statement and consents to the inclusion of information with respect to OCM GW, its Affiliates, the Agreement and the Transaction Documents in the Registration Statement, any related prospectus and any free writing prospectus, and in any other public communication by the Company to the extent required by applicable law or stock exchange rule or regulation, provided in the latter case OCM GW is provided a copy of any such communication a reasonable amount of time in advance (under the circumstances) for review and comment.

ARTICLE III

MISCELLANEOUS

3.1.      Except as hereby expressly waived or amended, all terms of the Rights

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Agreement remain in full force and effect. This Amendment: (i) shall bind and benefit the parties and their respective heirs, beneficiaries, administrators, executors, receivers, trustees, successors and assigns; (ii) shall be modified or amended only in the manner set forth in the Rights Agreement, as amended; and (iii) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PRINCIPLES.

3.2.      If any provision of this Amendment or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of such provision and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Amendment shall not be affected.

3.3.      This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

3.4.      All Section headings herein are for convenience of reference only and are not part of this Amendment, and no construction or reference shall be derived therefrom.

[Signature pages follow.]

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            IN WITNESS WHEREOF, the undersigned have caused this Waiver, Amendment and Consent to be duly executed as of the Effective Date.

OCM GW HOLDINGS, LLC

By: OCM Principal Opportunities Fund III,

                                                                                       L.P., its managing member

By: OCM Principal Opportunities Fund

                                                                  III GP, LLC, its general partner

By: Oaktree Fund GP I, L.P.,

its managing member

By:      /s/ B. James Ford

Name: B. James Ford

Title:	Managing Director

By:      /s/ Adam C. Pierce

Name: Adam C. Pierce

Title:	Vice President

[Signature Page to Waiver, Consent and Amendment No. 1 to Shareholders Rights Agreement.]

ACKNOWLEDGED AND AGREED TO BY:

CRIMSON EXPLORATION INC.

By:	/s/ E. Joseph Grady
Name: E. Joseph Grady
Title:	Senior Vice President & CFO

[Signature Page to Waiver, Consent and Amendment No. 1 to Shareholders Rights Agreement.]